Exhibit 10.02

TRANSITION SERVICES AGREEMENT

among

SRAX, Inc.;

Force Protection Video Equipment Corporation;

and

BIG Token, Inc.

dated as of

January 27, 2021

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement, dated as of January 27, 2021 (this “Agreement”), is entered into between SRAX, Inc., a Delaware corporation (“Parent”) on the one hand, and BIG Token, Inc., a Delaware corporation (“Subsidiary”), and Force Protection Video Equipment Corporation (“Company”), a Florida corporation on the other hand. Each of the foregoing parties may be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Subsidiary is a wholly owned subsidiary of Parent;

WHEREAS, Parent has entered into a share exchange agreement with Company dated September 30, 2020 (“Share Exchange Agreement”) pursuant to which Company is purchasing all of the outstanding capital stock of Subsidiary in exchange for certain securities of Company as more fully described therein;

WHEREAS, upon completion of the transactions contemplated in the Share Exchange Agreement, the Subsidiary’s business will become the business of Company, and such combined entity will be included in the term “Company”;

WHEREAS, in order to ensure an orderly transition of the business of the Subsidiary to Company and as a condition to consummating the transactions contemplated by the Share Exchange Agreement, the Parties have agreed to enter into this Agreement, pursuant to which Parent will provide, or cause its Affiliates to provide, Company with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Company, Subsidiary, and Parent hereby agree as follows:

Article I
Services

Section 1.01 Provision of Services.

(a) Parent agrees to provide, or to cause its Affiliates to provide, the services (the “Services”) set forth on the exhibits attached hereto (as such exhibits may be amended or supplemented pursuant to the terms of this Agreement, collectively, the “Service Exhibits”) to Company for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibits.

(b) Notwithstanding the contents of the Service Exhibits, Parent agrees to respond in good faith to any reasonable request by Company for access to any additional services that are necessary for the operation of the business of the Subsidiary and which are not currently contemplated in the Service Exhibits, at a price to be agreed upon after good faith negotiations between the Parties. Any such additional services so provided by Parent shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Exhibit as of the date hereof.

(c) The Parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Company agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services.

(d) Subject to Section 2.03, Section 2.04 and Section 3.05, the obligations of Parent under this Agreement to provide Services shall terminate with respect to each Service on the end date specified in the applicable Service Exhibit (the “End Date”). Notwithstanding the foregoing, the Parties acknowledge and agree that Company may determine from time to time that it does not require all the Services set out on one or more of the Service Exhibits or that it does not require such Services for the entire period up to the applicable End Date. Accordingly, Company may terminate any Service, in whole and not in part, upon notification to Parent in writing of any such determination.

Section 1.02 Standard of Service.

(a) Parent represents, warrants and agrees that the Services shall be provided in good faith, in accordance with Laws and, except as specifically provided in the Service Exhibits, in a manner generally consistent with the historical provision of the Services and with the same standard of care as historically provided. Subject to Section 1.03, Parent agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b) Except as expressly set forth in Section 1.02(a) or in any contract entered into hereunder, Parent makes no representations and warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, no warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Company acknowledges and agrees that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Parent as an independent contractor.

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Section 1.03 Third-Party Service Providers. It is understood and agreed that Parent has been retaining, and will continue to retain, third-party service providers to provide some of the Services to Company. In addition, Parent shall have the right to hire other third-party subcontractors to provide all or part of any Service hereunder; provided, however, that in the event such subcontracting is inconsistent with past practices, Parent shall obtain the prior written consent of Company to hire such subcontractor, such consent not to be unreasonably withheld. Parent shall in all cases retain responsibility for the provision to Company of Services to be performed by any third-party service provider or subcontractor or by any of Parent’s Affiliates.

Section 1.04 Access to Premises.

(a) In order to enable the provision of the Services by Parent, Company agrees that it shall provide to Parent’s and its Affiliates’ employees and any third-party service providers or subcontractors who provide Services, at no cost to Parent, access to the facilities, assets and books and records of the Subsidiary, in all cases to the extent necessary for Parent to fulfill its obligations under this Agreement.

(b) Parent agrees that all of its and its Affiliates’ employees and any third-party service providers and subcontractors, when on the property of Company or when given access to any equipment, computer, software, network or files owned or controlled by Company, shall conform to the policies and procedures of Company concerning health, safety, security, and any applicable COVID-19 policies, which are made known to Parent in advance in writing.

Article II
Compensation

Section 2.01 Responsibility for Wages and Fees. For such time as any employees of Parent or any of its Affiliates are providing the Services to Company under this Agreement, (a) such employees will remain employees of Parent or such Affiliate, as applicable, and shall not be deemed to be employees of Company for any purpose, and (b) Parent or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable Taxes relating to such employment.

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Section 2.02 Terms of Payment and Related Matters.

(a) As consideration for provision of the Services, Company shall pay Parent the amount specified for each Service on such Service’s respective Service Exhibit. In addition to such amount, in the event that Parent or any of its Affiliates incurs reasonable and documented out-of-pocket expenses in the provision of any Service, including, without limitation, license fees and payments to third-party service providers or subcontractors, but excluding payments made to employees of Parent or any of its Affiliates pursuant to Section 2.01 (such included expenses, collectively, “Out-of-Pocket Costs”), Company shall reimburse Parent for all such Out-of-Pocket Costs in accordance with the invoicing procedures set forth in Section 2.02(b).

(b) As more fully provided in the Service Exhibits and subject to the terms and conditions therein:

(i) Parent shall provide Company, in accordance with Section 6.01 of this Agreement, with monthly invoices (“Invoices”), which shall set forth in reasonable detail, with such supporting documentation as Company may reasonably request with respect to Out-of-Pocket Costs, amounts payable under this Agreement; and

(ii) payments pursuant to this Agreement shall be made within twenty (20) days after the date of receipt of an Invoice by Company from Parent.

(c) It is the intent of the Parties that the compensation set forth in the respective Service Exhibits reasonably approximate the cost of providing the Services, including the cost of employee wages and compensation, without any intent to cause Parent to receive profit or incur loss. If at any time Parent believes that the payments contemplated by a specific Service Exhibit are materially insufficient to compensate it for the cost of providing the Services it is obligated to provide hereunder, or Company believes that the payments contemplated by a specific Service Exhibit materially overcompensate Parent for such Services, such party shall notify the other party as soon as possible, and the parties hereto will commence good faith negotiations toward an agreement in writing as to the appropriate course of action with respect to pricing of such Services for future periods.

Section 2.03 Extension of Services. The parties agree that Parent shall not be obligated to perform any Service after the applicable End Date; provided, however, that if Company desires and Parent agrees to continue to perform any of the Services after the applicable End Date, the parties shall negotiate in good faith to determine an amount that compensates Parent for all of its costs for such performance, including the time of its employees and its Out-of-Pocket Costs. The Services so performed by Parent after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

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Section 2.04 Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, Parent shall have no further obligation to provide the applicable terminated Services and Company will have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Company prior to such termination).

Section 2.05 Invoice Disputes. In the event of an Invoice dispute, Company shall deliver a written statement to Parent no later than ten (10) days] prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b). The parties shall seek to resolve all such disputes expeditiously and in good faith. Parent shall continue performing the Services in accordance with this Agreement pending resolution of any dispute.

Section 2.06 No Right of Setoff. Each of the parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other party, whether under this Agreement, the Share Exchange Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party.

Section 2.07 Taxes. Company shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by Parent.

Article III
Termination

Section 3.01 Termination of Agreement. Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which Parent shall have no continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 1.01(d) or Section 3.02 or (ii) in accordance with Section 3.03.

Section 3.02 Breach. Any party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the “Breaching Party”) if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of fifteen (15) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching party seeking to terminate such service. For the avoidance of doubt, non-payment by Company for a Service provided by Parent in accordance with this Agreement and not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02, provided that if a dispute related to an invoice is not resolved within forty five (45) days, Parent may provide written notice of immediate termination.

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Section 3.03 Insolvency. In the event that either party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 3.04 Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.04, Section 2.06, Section 2.07, Article IV, Article V, and Article VI, which shall survive any termination or expiration of this Agreement.

Section 3.05 Force Majeure. The obligations of Parent under this Agreement with respect to any Service shall be suspended during the period and to the extent that Parent is prevented or hindered from providing such Service, or Company is prevented or hindered from receiving such Service, due to any of the following causes beyond such party’s reasonable control (such causes, “Force Majeure Events”): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order or Law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such party. The party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other party stating the date and extent of such suspension and the cause thereof, and Parent shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Neither Company nor Parent shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event. The applicable End Date for any Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension.

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Article IV
Confidentiality; Intellectual Property

Section 4.01 Confidentiality.

(a) During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party’s Confidential Information. Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party’s Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the Parties, any Party receiving any Confidential Information of the other Party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a Governmental Order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the “Disclosing Party”), and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party’s rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such Governmental Order. As used herein, “Confidential Information” means any proprietary or confidential information, methodologies, technical data, trade secrets or know-how, including, but not limited to, research, product plans, business strategy, products, services, customer, supplier and vendor lists, software, developments, inventions, processes, formulas, technology, designs, drawings, marketing plans, market development, distribution and sales methods and systems, sales and profit figures, finances and other business information learned by either Party in the course of providing the Services or disclosed to one Party by the other, either directly or indirectly in writing, orally or by drawings or inspection of documents or other tangible property or by observations at either Party’s place of business.

(b) Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

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(c) Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information. Notwithstanding the foregoing, the obligation to return or destroy such Confidential Information shall not cover Confidential Information that is required to be retained by law or maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices.

Section 4.02 Intellectual Property. This Agreement and the performance of the Services hereunder will not affect or result in the transfer of any rights in or to, or the ownership of, any Intellectual Property Rights of Parent or any of its Affiliates. The Parties do not contemplate that the performance of the Services will, except as may be expressly set forth in the applicable Schedule, entail the development, delivery or the licensing of Intellectual Property Rights for or to the other Party. Neither Party will gain, by virtue of this Agreement or the provision of the Services hereunder, by implication or otherwise, any rights of ownership or otherwise of any property or Intellectual Property Rights owned by the other, except by separate written agreement. For the avoidance of doubt, nothing in this Agreement shall limit or modify the transfer of the rights in and to, the ownership of, or the licenses with respect to any Intellectual Property Rights as set forth in any other agreement.

Article V
Limitation on Liability

Section 5.01 Limitation on Liability. In no event shall Parent have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. Company acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

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Article VI
Miscellaneous

Section 6.01 Notices. All Invoices, notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):

(a) if to Parent:

SRAX, Inc.

2629 Townsgate Road, #215 Westlake Village, CA 91361

Facsimile: N/A

E-mail: Chris@srax.com

Attention: CEO

with a copy (which shall not constitute notice) to:

Silvestre Law Group, P.C.

2629 Townsgate Road #215, Westlake Village, CA 91361

Facsimile: (805) 553-9783

E-mail: rsilvestre@silvestrelaw.com

Attention: Raul Silvestre

(b) if to Company:

Force Protection Video Equipment Corporation

1249 Kildaire Farm Road

Cary, NC 27511

E-mail: TBD

Attention: CEO

with a copy (which shall not constitute notice) to:

Eric Littman

7695 SW 104th street #210

Miami, FL 33156

Facsimile: 305.668.0003

E-mail: littmanlaw@gmail.com

Attention: Eric Littman

Section 6.02 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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Section 6.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04 Entire Agreement. This Agreement, including all Service Exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Share Exchange Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 6.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. [Subject to the following sentence,] neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. [Notwithstanding the foregoing sentence, Company may, without the prior written consent of Parent, assign all or any portion of its right to receive Services to any of its Affiliates that participate in the operation of the [business of the Company / Business]; provided, that such Affiliate shall receive such Services from Parent in the same place and manner as described in the respective Service Exhibit as Company would have received such Service.] No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.06 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 6.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule. Any legal suit, action or proceeding arising out of or based upon this agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the state of California in each case located in the city of Los Angeles and county of Los Angeles, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.09 Waiver of Jury Trial. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this agreement or the transactions contemplated hereby. Each party to this agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 6.09.

Section 6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Force Protection Video Equipment Corp.

By
Name:	Eric Feldman
Title:	CEO

BIG Token, Inc.

By
Name:	Christopher Miglino
Title:	Director

SRAX, Inc.

By
Name:	Chris Miglino
Title:	CEO

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EXHIBIT A

[SEE ATTACHED SCHEDULE]

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